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                                                                   Exhibit 10.23

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1 (this "AMENDMENT"), dated as of February 28, 1999 to the Rights Agreement dated as of December 30, 1996 between UNISOURCE WORLDWIDE, INC., a Delaware corporation (the "COMPANY"), and NATIONAL CITY BANK, as Rights Agent (the "RIGHTS AGENT").

                              W I T N E S S E T H

     WHEREAS, concurrently with the execution hereof, the Company has entered into an Agreement and Plan of Merger among the Company, UGI Corporation, a Pennsylvania corporation, and Vulcan Acquisition Corp., a Delaware corporation (the "MERGER AGREEMENT"); and

     WHEREAS, the Board of Directors of the Company has approved, authorized and adopted the Merger Agreement and the transactions contemplated thereby and, subject to certain conditions, is bound to recommend to the stockholders of the Company the approval and adoption of the Merger Agreement; and

     WHEREAS, the Board of Directors of the Company has determined that in connection with the Merger Agreement and the transactions contemplated thereby, it is desirable to amend the Rights Agreement dated as of December 30, 1996 between the Company and the Rights Agent (the "RIGHTS AGREEMENT") as set forth herein; and

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth herein;

     NOW, THEREFORE, the Rights Agreement is amended as follows:

     SECTION 1. Proposed Merger. The following subsection (d) is hereby added to Section 3 of the Rights Agreement in its appropriate position:

          (d) Notwithstanding anything in this Agreement to the contrary, (i) no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, (ii) neither UGI Corporation nor any of its Subsidiaries (collectively, the "Acquisition Group") shall be deemed to have become an Acquiring Person and (iii) no holder of Rights shall be entitled to any rights or benefits pursuant to Sections 7(a), 11(a), 13(a) or any other provision of this Agreement, in each case by reason of (x) the approval, execution, delivery and performance of the Agreement and Plan
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     of Merger dated as of the date hereof among the Company, UGI Corporation, a
     Pennsylvania corporation, and Vulcan Acquisition Corp., a Delaware corporation (the "Merger Agreement"), by the parties thereto, (y) the approval of the Merger Agreement by the stockholders of the parties thereto or (z) the consummation of the transactions contemplated by the Merger Agreement; provided that in the event that one or more members of the Acquisition Group collectively become the Beneficial Owner of 20% or more of the Common Shares then outstanding in any manner other than as set forth in the Merger Agreement, the provisions of this sentence (other than this proviso) shall terminate."

     SECTION 2. Deletion of References to Continuing Directors. (a) Each instance of the words "Continuing Directors" appearing in Sections 1(a), 11(a)(ii)(B), 11(a)(iii), 11(q), 13(e), 21 and Exhibit B of the Rights Agreement is hereby replaced by "members of the Board of Directors of the Company".

     (b) The definition of "Continuing Director" contained in Section 1(g) of the Rights Agreement is hereby replaced by the words "intentionally omitted".

     (c) Each instance of the word "such" following the appearance of the phrase "(a "Qualifying Offer")" in Section 11(a)(ii)(B) is hereby replaced by the word "the".

     (d) Each proviso appearing in the first sentence of Section 23(a) of the Rights Agreement is hereby deleted in its entirety.

     (e) Subsection (ii) appearing in the the fourth sentence of Section 26 of the Rights Agreement is hereby deleted in its entirety and the subsection designation "(iii)" immediately following subsection (ii) is hereby changed to "(ii)".

     (f) Each instance of the parenthetical "(with, where specifically provided for herein, the concurrence of the Continuing Directors)" in Section 28 of the Rights Agreement is hereby deleted in its entirety.

     (g) The words "or the Continuing Directors" appearing in the last sentence of Section 28 of the Rights Agreement is hereby deleted.

     SECTION 3. Effectiveness. This Amendment shall be deemed effective as of the date first set forth above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     SECTION 4. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall

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be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                         UNISOURCE WORLDWIDE, INC.


                                         By:
                                            ________________________
                                            Name:
                                            Title:


                                         NATIONAL CITY BANK


                                         By:
                                            ________________________
                                            Name:
                                            Title:

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